EXHIBIT 10.10
OMNIBUS AMENDMENT TO

AWARDS GRANTED UNDER THE

BERRY PLASTICS GROUP, INC. 2006 LONG-TERM INCENTIVE PLAN

This Omnibus Amendment (this “Amendment”) to the Agreements (as defined in the Berry Plastics Group, Inc. (the “Company”) 2006 Long-Term Incentive Plan, as amended (the “Plan”)) is adopted effective as of August 1, 2013 by the Board and the Committee (each as defined in the Plan).  All capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Plan.

 WHEREAS, the Company has granted Awards to certain employees, officers, consultants and directors of the Company and its Subsidiaries;

WHEREAS, each such Award is evidenced by an Agreement entered into by and between the Company and the Participant to whom such Award was granted;

WHEREAS, pursuant to resolutions dated as of July 24, 2013, the Committee has approved certain amendments to the terms and conditions of the Awards (the “Award Amendments”); and

WHEREAS, the Committee desires to amend the Agreements evidencing Awards that are outstanding as of the date hereof under the Plan (the “Outstanding Award Agreements”) to reflect the Award Amendments.

NOW, THEREFORE, pursuant to Section 13 of the Plan, each Outstanding Award Agreement is amended as and to the extent described below:

1.	Option Agreements;

(a)	Termination of Options. The first sentence of Section 6.1 of each Outstanding Award Agreement evidencing an Option is amended and restated as follows:

If the employment of the Optionee is terminated for any reason other than the death or Disability of the Optionee, other than for Cause, other than by reason of Redundancy or other than due to the Retirement of the Optionee, the portion of the Option that is not then vested and exercisable shall immediately terminate.

(b)	Redundancy. The first sentence of Section 6.2 of each Outstanding Award Agreement evidencing an Option is amended and restated as follows:

If the employment of the Option is terminated by reason of Redundancy, the Option shall become immediately vested and exercisable with respect to an additional 20% of the total Shares subject to the Option.

(c)	Death and Disability. A new Section 6.6 is added to each Outstanding Award Agreement evidencing an Option as follows:

If the employment of the Optionee is terminated by reason of the death of the Optionee or by the Company (or its applicable Subsidiary) by reason of the Disability of the Optionee, the Option shall become immediately vested and exercisable with respect to all Shares subject to the Option.  If the employment of the Optionee is terminated under the circumstances described in this Section 6.6, the Option shall remain exercisable through the first anniversary of such termination of employment (or, if (i) earlier or (ii) such death occurs following the Optionee’s termination by reason of Retirement, the expiration of the period set forth in Section 3), after which time the Option shall automatically terminate in full.

(d)	Retirement. A new Section 6.7 is added to each Outstanding Award Agreement evidencing an Option as follows:

If the employment of the Optionee is terminated by reason of the Retirement of the Optionee, the Option shall continue to vest in accordance with Section 4; provided that, upon a subsequent death of the Optionee prior to the final scheduled vesting date, the Option shall become immediately vested and exercisable with respect to all Shares subject to the Option.  If the employment of the Optionee is terminated under the circumstances described in this Section 6.7, the Option shall remain exercisable through expiration of the period set forth in Section 3.

(e)
Performance-Based Vesting Criteria.  A new Section 4(c) is added to each Outstanding Award Agreement evidencing an Option that was subject to performance-based vesting criteria as of January 1, 2013 (other than  Outstanding Award Agreements evidencing Options subject to IRR performance vesting criteria that were issued to certain members of the Company’s executive management team) as follows:

Notwithstanding Section 4(a) to the contrary, the portion of the Option that was unvested as of January 1, 2013 shall vest on January 1st of the years set forth on Exhibit A in the proportion set forth opposite such year on Exhibit A without regard to the satisfaction of any performance-based criteria, subject to the Optionee’s continued service to the Company through the applicable vesting date.

2.	Stock Appreciation Rights Agreements.

(a)	Termination of SAR. The first sentence of Section 6.1 of each Outstanding Award Agreement evidencing a SAR is amended and restated as follows:

If the employment of the Grantee is terminated for any reason other than the death or Disability of the Grantee, other than for Cause, other than by reason of Redundancy or other than due to the Retirement of the Grantee, the portion of the SAR that is not then vested and exercisable shall immediately terminate.

(b)	Redundancy. The first sentence of Section 6.2 of each Outstanding Award Agreement evidencing a SAR is amended and restated as follows:

If the employment of the Grantee is terminated by reason of Redundancy, the SAR shall become immediately vested and exercisable with respect to an additional 20% of the total Shares subject to the SAR.

(c)	Death and Disability. A new Section 6.4 is added to each Outstanding Award Agreement evidencing a SAR as follows:

If the employment of the Grantee is terminated by reason of the death of the Optionee or by the Company (or its applicable Subsidiary) by reason of the Disability of the Grantee, the SAR shall become immediately vested and exercisable with respect to all Shares subject to the SAR.  If the employment of the Grantee is terminated under the circumstances described in this Section 6.4, the SAR shall remain exercisable through the first anniversary of such termination of employment (or, if (i) earlier or (ii) such death occurs following the Grantee’s termination by reason of Retirement, the expiration of the period set forth in Section 3), after which time the SAR shall automatically terminate in full.

(d)	Retirement. A new Section 6.5 is added to each Outstanding Award Agreement evidencing a SAR as follows:

If the employment of the Grantee is terminated by reason of the Retirement of the Grantee, the SAR shall continue to vest in accordance with Section 4; provided that, upon a subsequent death of the Grantee prior to the final scheduled vesting date, the Grantee shall become immediately vested and exercisable with respect to all Shares subject to the SAR.  If the employment of the Grantee is terminated under the circumstances described in this Section 6.5, the SAR shall remain exercisable through expiration of the period set forth in Section 3.

(e)
Performance-Based Vesting Criteria.  A new Section 4(c) is added to each Outstanding Award Agreement evidencing a SAR that was subject to performance-based vesting criteria as of January 1, 2013 as follows:

Notwithstanding Section 4(a) to the contrary, the portion of the SAR that was unvested as of January 1, 2013 shall vest in equal installments on January 1st of the years set forth on Exhibit A without regard to the satisfaction of any performance-based criteria, subject to the Grantee’s continued service to the Company through the applicable vesting date.

3.
Miscellaneous.  Except as expressly amended hereby, the terms and conditions of each Outstanding Award Agreement shall remain in full force and effect.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.